Exhibit 35.13

OFFICER’S CERTIFICATE

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, for which Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, has engaged Berkeley Point Capital LLC dba Newmark, as Primary Sub-Servicer or Limited Primary Sub-Servicer, (as reflected on Schedule I hereto) (each a “Sub-Servicing Agreement”), the undersigned, Ronald Steffenino, Vice Chairman, Berkeley Point Capital LLC dba Newmark, hereby certifies subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.A review of the activities of the Primary & Limited Primary Sub-Servicer during the preceding calendar year (the “Reporting Period”) and of its performance under the applicable Servicing Agreement has been made under my supervision; and

2.To the best of my knowledge, based on such review, the Primary & Limited Primary Sub-Servicer has fulfilled all of its obligations under the applicable Servicing Agreement in all material respects throughout the Reporting Period.

Berkeley Point Capital LLCFebruary 22, 2022

dba Newmark

/s/ Ronald Steffenino
Ronald Steffenino
Vice Chairman

Schedule I

Commercial Mortgage Pass-Through Certificates; Berkeley Point Capital LLC dba Newmark as Primary Sub-Servicer for Midland Loan Services a Division of PNC Bank, National Association:

UBS Commercial Mortgage Trust 2018 C12	COMM 2014-CCRE17 Mortgage Trust
COMM 2014-UBS4 Mortgage Trust	COMM 2014-CCRE19 Mortgage Trust
GS Mortgage Securities Trust 2014-GC24	COMM 2015-LC19 Mortgage Trust
GS Mortgage Securities Trust 2015-GC30	COMM 2015-CCRE23 Mortgage Trust
COMM 2015-LC21 Mortgage Trust	COMM 2015-CCRE27 Mortgage Trust
Citigroup 2016-C3 Mortgage Trust	CFCRE 2016-C7 Mortgage Trust
Citigroup Comm. Mortgage Trust 2017-C4	CCUBS Commercial Mortgage Trust 2017-C1
UBS 2017-C5	UBS Commercial Mortgage Trust 2018 C8
UBS Commercial Mortgage Trust 2018 C9	BMARK 2018 B3
MSCI 2018 L1	USB 2018 C14
MSCI 2018 H4 Commercial Mortgage Trust	MSC 2019 L2 Commercial Mortgage Trust

Commercial Mortgage Pass-Through Certificates; Newmark as Limited Primary Sub-Servicer for Midland Loan Services a Division of PNC Bank, National Association:

CF 2020 P1 CCRE	COMM 2012 CCRE 5	COMM 2013 CCRE 7
COMM 2013 CCRE 8	COMM 2013 CCRE 11	COMM 2013 LC 6
COMM 2014 CCRE 15	COMM 2014 CCRE 17	COMM 2015 LC 19
COMM 2015 CCRE 23	GSMS 2015 GC 30	COMM 2014 CCRE 19
COMM 2014 CCRE 21	COMM 2014 UBS 4	GSMS 2014 GC 24
COMM 2015 LC 21	GSMS 2015 GC 32	COMM 2015 CCRE 27
GSMS 2015 GS 1	CGCMT 2016 C3	CFCRE 2016 C7
CGCMT 2017 C4	UBS 2017 C5	CCUBS 2017 C1
UBS 2018 C8	UBS 2018 C9	UBS 2018 C11
CGCMT 2018 C5	UBS 2018 C13	MSCI 2018 L1
MSCI 2018 H4	MSCI 2019 L2	MSCI 2019 H6
MSCI 2019 H7	DMARC 2019 CD8	2019 CF3 CCRE
2020 L4 CCRE